PHX 332633283v3 AMENDMENT NO. 1 TO STOCKHOLDERS’ AGREEMENT THIS AMENDMENT NO. 1 TO STOCKHOLDERS’ AGREEMENT (“Amendment”) is entered into as of March 1, 2018, by and among Roadrunner Transportation Systems, Inc., a Delaware corporation (the “Company”), Elliott Associates, L.P., a Delaware limited partnership, and Brockdale Investments LP, a Delaware limited partnership (collectively, the “Stockholders”). RECITALS A. Pursuant to that certain Investment Agreement, dated as of May 1, 2017, by and among the Company and the Stockholders (as it may be amended from time to time, the “Investment Agreement”), the Company sold to the Stockholders 155,000 shares of Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock”), 55,000 shares of Series C Cumulative Redeemable Participating Preferred Stock, par value $0.01 per share, of the Company (the “Series C Preferred Stock”), 100 shares of Series D Cumulative Redeemable Participating Preferred Stock, par value $0.01 per share, of the Company (the “Series D Preferred Stock”), 90,000 shares of Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Series E Preferred Stock”) and 240,500 shares of Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Series F Preferred Stock”). B. The Company and the Stockholders are also parties to that certain Stockholders’ Agreement, dated as of May 2, 2017 (as in effect immediately prior to the effectiveness of this Amendment, the “Existing Stockholders’ Agreement”). C. On or about July 21, 2017, the Company redeemed all of the then outstanding shares of Series F Preferred Stock. D. On or about September 15, 2017, the Company redeemed 52,500 shares of Series E Preferred Stock. E. On or about the date hereof, the Company and the Stockholders are entering into an Investment Agreement (the “New Investment Agreement”) pursuant to which, among other things, the Stockholders have agreed to purchase up to 54,751 shares of Series E-1 Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Series E-1 Preferred Stock”). F. The Company and the Stockholders desire to amend the Existing Stockholders’ Agreement in certain respects. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows: Section 1. Definitions. Except as otherwise provided in this Amendment, capitalized terms used herein shall have the meanings attributed thereto in the Existing Stockholders’ Agreement. Section 2. Amendments to the Existing Stockholders’ Agreement. The Existing Stockholders’ Agreement is hereby amended as follows:

2 PHX 332633283v3 2.01 References Generally. References in the Existing Stockholders’ Agreement (including references to the Existing Stockholders’ Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder,” “hereby,” “herein” and “hereof”) and each reference to the Existing Stockholders’ Agreement in the other Transaction Documents (and indirect references such as “thereunder,” “thereby,” “therein” and “thereof”) shall be deemed to be references to the Existing Stockholders’ Agreement as amended hereby. 2.02 Amended Language. (a) Section 1.1 of the Existing Stockholders’ Agreement is amended by adding the following defined terms in appropriate alphabetical order as follows: “Series E-1 Certificate of Designations” means the Company’s Certificate of Designations, Preferences and Rights of Series E-1 Cumulative Redeemable Preferred Stock. “Series E-1 Liquidation Value” has the meaning set forth in the definition of “Liquidation Value” in the Series E-1 Certificate of Designations. “Series E-1 Preferred Stock” means the Company’s Series E-1 Cumulative Redeemable Preferred Stock as set forth in the Series E-1 Certificate of Designations. (b) Section 1.1 of the Existing Stockholders’ Agreement is amended by amending and restating the following definitions in their entirety to read as follows: “Certificate of Designations” means, collectively, the Series B Certificate of Designations, Series C Certificate of Designations, Series D Certificate of Designations, Series E Certificate of Designations and Series E-1 Certificate of Designations. “Preferred Aggregate Liquidation Value” means, as of any date of determination, the sum of (i) the aggregate Series B Liquidation Value, plus (ii) the aggregate Series C Liquidation Value, plus (iii) the aggregate Series D Liquidation Value, plus (iv) the aggregate Series E Liquidation Value, plus (v) the aggregate Series E-1 Liquidation Value. “Preferred Stock” means, collectively, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock. “Redemption” means (i) a “Redemption” as defined in the Series B Certificate of Designations, (ii) a “Redemption” as defined in the Series C Certificate of Designations, (iii) a “Redemption” as defined in the Series D Certificate of Designations, (iv) a “Redemption” as defined in the Series E Certificate of Designations, or (v) a “Redemption” as defined in the Series E-1 Certificate of Designations. “Series E Preferred Stock” means the Series E Preferred Stock and the Series E-1 Preferred Stock taken as a whole. “Triggering Event” means (i) a “Triggering Event” as defined in the Series B Certificate of Designations, (ii) a “Triggering Event” as defined in the Series C Certificate of Designations, (iii) a “Triggering Event” as defined in the Series D Certificate of Designations, (iv) a

3 PHX 332633283v3 “Triggering Event” as defined in the Series E Certificate of Designations or (v) a “Triggering Event” as defined in the Series E-1 Certificate of Designations. Section 3. Agreement with Respect to Certificate of Designations. As among the parties (and all permitted assignees and transferees of each Stockholder), all references to “Series F Preferred Stock” in the Series B Certificate of Designations, Series C Certificate of Designations, Series D Certificate of Designations and Series E Certificate of Designations shall, from and after the date hereof, be deemed to be references to the Series E-1 Preferred Stock. Section 4. Reference to and Effect Upon the Existing Stockholders’ Agreement. 4.01 Except as specifically amended or waived above, the Existing Stockholders’ Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed. 4.02 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Stockholders under the Existing Stockholders’ Agreement or any other Transaction Document, nor constitute a waiver of any provision of the Existing Stockholders’ Agreement or any other Transaction Document, except as specifically set forth herein. Section 5. Miscellaneous. This Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of a portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this Amendment are for reference only and shall not affect the construction of this Amendment. Section 6. GOVERNING LAW. THIS AMENDMENT, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. [The remainder of this page was intentionally left blank.]